UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

FIDELITY & GUARANTY LIFE
(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 445-6758
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

  The following information, including the Exhibit referenced in this Item 2.02, is being furnished pursuant to this Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On August 2, 2016, Fidelity & Guaranty Life issued a press release announcing its results of operations for the quarter ended June 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Report. In addition, Fidelity & Guaranty Life is including as Exhibit 99.2 to this report the related quarterly financial supplement.

Item 8.01	Other Events.

Dividend Declaration and Announcement of Annual Shareholders Meeting Details

On August 1, 2016, the Company announced that its Board of Directors had declared a quarterly dividend of $0.065 per share. The dividend is payable on September 6, 2016 to the Company’s shareholders of record as of the close of business on August 22, 2016.

In addition, the Company announced that the board of directors had established August 8, 2016 as the record date for determining shareholders entitled to vote at the annual shareholders meeting, which will be held on Friday, September 30, 2016, at 10:00 a.m. Central Time at Two Ruan Center, 601 Locust Street, Des Moines, IA 50309.

A copy of the press release announcing these matters is furnished as Exhibit 99.3 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Earnings Release of Fidelity & Guaranty Life dated August 2, 2016
99.2	Financial Supplement of Fidelity & Guaranty Life dated August 2, 2016
99.3	Press Release of Fidelity & Guaranty Life dated August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY & GUARANTY LIFE

/s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Executive Vice President, General Counsel and Secretary

Dated: August 2, 2016